Exhibit 1
No. 5134420
The Companies Act 2006
Company Limited by Shares
INTERCONTINENTAL HOTELS GROUP PLC
ARTICLES OF ASSOCIATION
Adopted with effect from 28 May 2010.
The Articles of Association were first adopted with effect from 27 June 2005 pursuant to a Special Resolution of the Company passed on 15 June 2005 and have been amended by Special Resolutions of the Company passed on 1 June 2007 with immediate effect, 30 May 2008 with effect from 1 October 2008 and on 29 May 2009 with effect from 1 October 2009.

Contents

	Article No.	Page No.
Preliminary	1-2	1-6
Ordinary and Redeemable Shares	3-4	6-7
Variation of Rights	5-8	7-8
Shares	9-13	8-10
Evidence of Title to Securities	14	10
Share Certificates	15-19	10-11
Calls on Shares	20-25	11-12
Forfeiture and Lien	26-33	13-14
Transfer of Shares	34-39	14-17
Transmission of Shares	40-42	17
Untraced Shareholders	43-44	18
General Meetings	45-46	18-19
Notice of General Meetings	47-48	19
Overflow of General Meetings	49-51	19-20
Proceedings at General Meetings	52-61	20-22
Votes of Members	62-67	22-25
Proxies	68-74	25-27
Corporations Acting by Representatives	75	28
Directors	76-83	28-29
Appointment and Retirement of Directors	84-90	29-31
Alternate Directors	91-94	31-32
Meetings and Proceedings of Directors	95-106	32-39
Borrowing Powers	107-108	39
General Powers of Directors	109-115	40-41
President	116	41
Departmental, Divisional or Local Directors	117	41
Secretary	118	41
The Seal	119-121	42
Record Date	122	42
Authentication of Documents	123	42-43

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	Article No.	Page No.
Reserves	124	43
Dividends	125-137	43-46
Capitalisation of Profits and Shares	138-139	46-48
Minutes	140	48
Accounts	141-142	48
Auditors	143-144	49
Communications with Members	145-151	49-51
Winding up	152-153	51-52
Directors’ liabilities	154-156	52-54
Overriding Provisions	157	54-57

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The Companies Act 2006
COMPANY LIMITED BY SHARES
Articles of Association
Adopted by Special Resolution passed on 28 May 20101
of
INTERCONTINENTAL HOTELS GROUP PLC2
(the “Company”)
Preliminary
        1 The regulations in Table A in The Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company.
        2 In these Articles (if not inconsistent with the subject or context) the words and expressions set out below shall have the following meanings:
        “Auditors” means the auditors for the time being of the Company.
        “Company Communications Provisions” shall have the same meaning as in the Companies Acts.
        “in writing” means written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another.
        “London Stock Exchange” means London Stock Exchange plc.
        “month” means calendar month.
        “Office” means the registered office of the Company for the time being.
        “Operator” means CRESTCo Limited or such other person as may for the time being be approved by H.M. Treasury as Operator under the Regulations.

[1] The Articles of Association were first adopted with effect from 27 June 2005, pursuant to a Special Resolution of the Company passed on 15 June 2005, and have been amended by Special Resolutions of the Company passed on 1 June 2007 with immediate effect, 30 May 2008 with effect from 1 October 2008 and on 29 May 2009 with effect from 1 October 2009.

[2] The Company was incorporated as Hackremco (No. 2154) Limited on 21 May 2004. On 24 March 2005 the name of the Company was changed to New InterContinental Hotels Group Limited. On 27 April 2005, the Company re-registered as a public limited company and its name was changed to New InterContinental Hotels Group PLC with effect from that date. With effect from 27 June 2005, the name of the Company was changed to InterContinental Hotels Group PLC.

        “Operator-instruction” means a properly authenticated dematerialised instruction attributable to the Operator.
        “paid” means paid or credited as paid.
        “participating security” means a security, title to units of which is permitted by the Operator to be transferred by means of a relevant system.
        “Register” means the register of members of the Company.
        “Regulations” means the Uncertificated Securities Regulations 2001.
        “relevant system” means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the Regulations.
        “Seal” means the Common Seal of the Company.
        “Securities Seal” means the official seal kept by the Company for sealing securities issued by the Company, or for sealing documents creating or evidencing securities so issued, as permitted by the Companies Acts.
        “Statutes” means the Companies Acts, the Regulations and every other enactment (to the extent the same is in force) concerning companies and affecting the Company.
        “these Articles” means these Articles of Association as from time to time altered.
        “Transfer Office” means the place where the Register is situated for the time being.
        “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
        “UK Listing Authority” means the Financial Services Authority in its capacity as competent authority for official listing under Part VI of the Financial Services and Markets Act 2000.
        “year” means calendar year.
        The expression “address” includes any number or address (including in the use of any Uncertificated Proxy Instruction permitted under Article 71, an identification number of a participant in the relevant system) used for the purposes of sending or receiving notices, documents or information by electronic means and/or by means of a website.
        The expression “Companies Acts” shall have the meaning given thereto by Section 2 of the Companies Act 2006 but shall only extend to provisions which are in force at the relevant date.
        The expressions “hard copy form”, “electronic form” and “electronic means” shall have the same respective meanings as in the Company Communications Provisions.
        The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder”.
        The expression “Director” shall include all the directors of the Company.
        The expression “Group” in relation to moneys borrowed means the Company and its subsidiary undertakings for the time being.
        The expression “moneys borrowed” shall be deemed to include (to the extent that the same would not otherwise fall to be taken into account):

        (i) the principal amount of any debentures, as defined in Section 738 of the Companies Act 2006 and any fixed premium payable on final repayment thereof save to the extent that such amounts otherwise fall to be included as moneys borrowed;
        (ii) the principal amount raised by the acceptance of bills by the Company or any subsidiary (not being acceptance of trade bills for the purchase of goods in the ordinary course of business) or by any bank or accepting house under any acceptance credit opened on behalf of the Company or any subsidiary;
        (iii) the nominal amount of any share capital and the principal amount of any other debentures or other borrowed moneys (together with any fixed premium payable on final redemption or repayment) the redemption or repayment of which is guaranteed (or is the subject of an indemnity granted) by the Company or a subsidiary, save to the extent that the amount guaranteed otherwise falls to be included as moneys borrowed;
        (iv) the nominal amount of any paid-up share capital, except ordinary share capital, of a subsidiary which is not for the time being beneficially owned by the Company or a subsidiary;
        (v) the aggregate amount owing by any member of the Group under finance leases (as determined in accordance with any then current International Financial Reporting Standard or otherwise in accordance with United Kingdom generally accepted accounting principles but excluding leaseholds of immovable property);
        (vi) the principal amount of any book debts of any member of the Group which have been sold or agreed to be sold, to the extent that any member of the Group is for the time being liable to indemnify or reimburse the purchaser in respect of any non-payment in respect of such book debts; and
        (vii) any part of the purchase price of any movable or immovable assets acquired by any member of the Group, the payment of which is deferred beyond the date of completion of the conveyance, assignment or transfer of the legal estate to such assets or, if no such conveyance, assignment or transfer is to take place within six months after the date on which the contract for such purchase is entered into or (if later) becomes unconditional, beyond that date;
but shall be deemed not to include:
        (viii) a proportion of the moneys borrowed by any partly-owned subsidiary otherwise than from the Company or a subsidiary equal to the proportion of its ordinary share capital not directly or indirectly attributable to the Company;
        (ix) amounts borrowed and falling to be taken into account as moneys borrowed pending their application for the purpose of repaying the whole or any part of the other moneys borrowed provided that they are so applied within six months of being so borrowed;
        (x) amounts borrowed by the Company or any subsidiary to finance any contract for the sale of goods in respect of which any part of the price receivable is guaranteed by the Export Credit Guarantee Department of the Board of Trade or any institution carrying on similar business to the extent of that part of the contract price guaranteed notwithstanding that such amount is secured by a pledge or charge on the interest in such contract or the underlying goods or bills of exchange or the negotiable instruments drawn or made in connection therewith or the interest in any letters of credit issued or guarantee or indemnity or security held in relation thereto;
        (xi) all sums (whether or not carrying interest) deposited with the Company or with any subsidiary by tenants or managers of premises owned by any such company by way of earnest or security for the performance by such tenants or managers of their obligations or by loan clubs or by similar associations;
and so that:
        (xii) no amount shall be taken into account more than once in the same calculation but subject thereto (i) to (xii) above shall be read cumulatively;
        (xiii) moneys borrowed shall be offset by cash and cash equivalence as determined in accordance with any then current International Financial Reporting Standards or otherwise in accordance with United Kingdom generally accepted accounting principles; and
        (xiv) in determining the amount of any debentures or other moneys borrowed or of any share capital for the purpose of this paragraph there shall be taken into account the nominal or principal amount thereof (or, in the case of partly-paid debentures or shares, the amount for the time being paid up thereon) together with any fixed or minimum premium payable on final redemption or repayment provided that if moneys are borrowed or shares are issued on terms that they may be repayable or redeemable (or that any member of the Group may be required to purchase them) earlier than their final maturity date (whether by exercise of an option on the part of the issuer or the creditor (or a trustee for the creditor) or the shareholder, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount then there shall be taken into account the amount (or the greater or greatest of two or more alternative amounts) which would, if those circumstances occurred, be payable on such repayment, redemption or purchase at the date as at which the calculation is being made.
        The expression “officer” shall include a Director, manager and the Secretary, but shall not include an auditor.
        The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.
        The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary.
        The expression “share capital and consolidated reserves” shall mean at any time a sum equal to the aggregate, as shown by the relevant balance sheet, of the amount paid up on the issued or allotted share capital of the Company and the amount standing to the credit of the reserves (including the profit and loss account and any share premium account or capital redemption reserve) of the Company and its subsidiary undertakings included in the consolidation in the relevant balance sheet but after:
        (i) adding back any debit balance on profit and loss account or on any other reserve;
        (ii) excluding any amount taken directly to reserves for taxation;

        (iii) making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital and/or any such reserves (other than profit and loss account) subsequent to the date of the relevant balance sheet and so that for this purpose if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);
        (iv) making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by the Company or its subsidiary undertakings (to the extent not attributable directly or indirectly to the Company) out of profits earned up to and including the date of the relevant balance sheet to the extent that such distribution is not provided for in such balance sheet;
        (v) making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings (including a variation whereby an undertaking becomes or ceases to be a subsidiary undertaking) since the date of the relevant balance sheet;
        (vi) if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary undertaking of the Company, making all such adjustments as would be appropriate if such transaction had been carried into effect; and
        (vii) excluding minority interests in subsidiary undertakings to the extent not already excluded.
        For the purpose of this definition, the “relevant balance sheet” means, at any time, the latest audited consolidated balance sheet dealing with the state of affairs of the Company and (with or without exceptions) its subsidiary undertakings.
        For the purposes of this definition:
        (i) capital allotted shall be treated as issued and any capital already called up or payable at any fixed future date shall be treated as already paid up, and
        (ii) any company which it is proposed shall become a subsidiary shall be treated as if it had already become a subsidiary.
        The expression “shareholders’ meeting” shall include both a General Meeting and a meeting of the holders of any class of shares of the Company. The expression “General Meeting” shall include any general meeting of the Company, including any general meeting held as the Company’s annual general meeting in accordance with Section 336 of the Companies Act 2006 (“Annual General Meeting”).
        All such provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.
        Except where the context otherwise requires, any reference to issued shares of any class (whether of the Company or of any other company) shall not include any shares of that class held as treasury shares.

        Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.
        References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).
        Except as provided above any words or expressions defined in the Companies Acts or the Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.
        A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.
        References herein to a share (or to a holding of shares) being in uncertificated form or in certificated form are references, respectively, to that share being an uncertificated unit of a security or a certificated unit of a security for the purposes of the Regulations.
Ordinary and Redeemable Shares
3    Ordinary Shares
        The Ordinary Shares will have attached thereto the rights and privileges and be subject to the limitations and restrictions specified in this Article 3.
3.1    Income
        Subject to the rights attached to any other share or class of share, the holders of Ordinary Shares shall be entitled to be paid any profits of the Company available for distribution and determined to be paid by the Directors rateably according to the amounts paid up on such shares.
3.2    Capital
        On a return of capital on winding up or otherwise (except on redemption in accordance with the terms of issue of any share, or purchase by the Company of any share or on a capitalisation issue and subject to the rights of any other class of shares that may be issued) after paying such sums as may be due in priority to holders of any other class of shares in the capital of the Company, any further such amount shall be paid to the holders of the Ordinary Shares rateably according to the amounts paid up or credited as paid up in respect of each Ordinary Share.
3.3    Voting at General Meetings
        The holders of Ordinary Shares shall be entitled, in respect of their holdings of such shares, to receive notice of General Meetings and to attend, speak and vote at such meetings in accordance with these Articles.

4    Redeemable Shares
        The Company may issue shares which are to be redeemed, or liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.
Variation of Rights
5    Manner of variation of rights
        5.1 Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up.
        5.2 To every such separate General Meeting all the provisions of these Articles relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him but not otherwise.
        5.3 The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.
6    Matters not constituting variation of rights
        The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto or by the purchase or redemption by the Company of any of its own shares.
7    Proceeds of consolidation and subdivision
        Whenever as a result of a consolidation or subdivision of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale. So far as the Statutes allow, the Directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations and may cause any shares arising on consolidation or subdivision and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof.
8    Reduction of capital
        Holders of shares of the Company allotted and issued pursuant to the scheme of arrangement (the “Scheme”) under section 425 of the Companies Act 1985 dated 3 May 2005 between the company formerly known as “InterContinental Hotels Group PLC” (with registered number 4551528) and the holders of its Scheme Shares (as defined in the Scheme) shall be bound by any Special Resolution to reduce or approve the reduction of the capital of the Company in any way duly passed at any Extraordinary General Meeting prior to the Scheme becoming effective.
Shares
9    Shares and special rights
        Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.
10    Directors’ power to allot securities and to sell treasury shares
        10.1 Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant rights to subscribe for, or convert any security into, grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.
        10.2 The Directors shall be generally and unconditionally authorised pursuant to, and in accordance with, Section 551 of the Companies Act 2006 to exercise for each Allotment Period all the powers of the Company to allot shares in the Company or to grant rights to subscribe for, or convert any security into, shares of the Company up to a maximum aggregate nominal amount equal to the Section 551 Amount.
        10.3 During each Allotment Period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of any authority in Article 10.2 above and to sell treasury shares wholly for cash:

        10.3.1 in connection with a rights issue; and
        10.3.2 otherwise than in connection with a rights issue, up to an aggregate nominal amount equal to the Section 561 Amount, as if Section 561(1) of the Companies Act 2006 did not apply to any such allotment or sale.
        10.4 By such authority and power the Directors may, during the Allotment Period, make offers or agreements which would or might require shares in the Company to be allotted or rights to subscribe for, or convert any security into, shares to be granted after the expiry of such period. The Directors may allot shares or grant rights to subscribe for, or convert any security into, shares in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.
        10.5 For the purposes of this Article 10:
        10.5.1 “Allotment Period” means the period ending on the date of the next Annual General Meeting of the Company or on 1 July 2011, whichever is the earlier, or any other period (not exceeding five years on any occasion) for which the authority conferred by this Article 10 is renewed by Resolution of the Company in General Meeting stating the Section 551 Amount for such period;
        10.5.2 “rights issue” means an offer of equity securities open for acceptance for a period fixed by the Directors to (i) holders (other than the Company) of Ordinary Shares on the Register on a record date fixed by the Directors in proportion to their respective holdings (for which purpose holdings in certificated and uncertificated form may be treated as separate holdings); and (ii) other persons so entitled by virtue of the rights attaching to any other equity securities held by them, but subject in both cases to such exclusions or other arrangements which the Directors consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory or other matter whatsoever;
        10.5.3 “Section 551 Amount” shall, without prejudice to any other authority given to the Directors, for any Allotment Period be stated in the relevant Resolution renewing the authority conferred by Article 10.2 above for such period or any increased amount fixed by Resolution of the Company;
        10.5.4 “Section 561 Amount” shall for any Allotment Period be that stated in the relevant Special Resolution renewing the power conferred by Article 10.3 above for such period or any increased amount fixed by Special Resolution of the Company; and
        10.5.5 the nominal amount of any shares in the Company or rights to subscribe for, or convert any security into, shares of the Company shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.
11    Commission on issue of shares
        The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

12    Renunciation of allotment
        The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder:
        12.1 recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation; and/or
        12.2 allow the rights represented thereby to be one or more participating securities, in each case upon and subject to such terms and conditions as the Directors may think fit to impose.
13    Trust etc. interests not recognised
        Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.
Evidence of Title to Securities
        14 Nothing in these Articles shall require title to any securities of the Company to be evidenced or transferred by a written instrument, the regulations from time to time made under the Statutes so permitting. The Directors shall have power to implement any arrangements which they may think fit for such evidencing and transfer which accord with those regulations.
Share Certificates
15    Issue of share certificate
        Every share certificate shall be executed by the Company in such manner as the Directors may decide (which may include use of the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or manual or facsimile signatures by one or more Directors) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. No certificate shall normally be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange.
16    Joint holder
        In the case of a share held jointly by several persons in certificated form the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

17    Timing of issue of share certificate
        Any person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the Register in respect of any shares in certificated form of any one class upon the issue or transfer to him thereof shall be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within 14 days after lodgment of a transfer or (in the case of a transfer of partly-paid shares) within two months after lodgment of a transfer.
18    Balance certificate
        Where some only of the shares comprised in a share certificate are transferred, the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued in lieu without charge.
19    Replacement of share certificates
        19.1 Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.
        19.2 If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.
        19.3 If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.
        19.4 In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.
Calls on Shares
20    Power to make calls
        The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

21    Liability for calls
        Each member shall (subject to being given at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified, the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be wholly or partly revoked or postponed as the Directors may determine. The liability of members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them.
22    Interest on overdue amounts
        If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 3 per cent per annum above the base rate for the time being of Barclays Bank PLC on the date on which payments are made to the Company) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.
23    Other sums due on shares
        Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
24    Power to differentiate between holders
        The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.
25    Payment of calls in advance
        The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding 3 per cent per annum above the base rate for the time being of Barclays Bank PLC on the date on which payments are made to the Company) as the member paying such sum and the Directors may agree.

Forfeiture and Lien
26    Notice on failure to pay a call
        26.1 If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.
        26.2 The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.
27    Forfeiture for non-compliance
        If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.
28    Disposal of forfeited share
        A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.
29    Holder to remain liable despite forfeiture
        A person whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares and shall, in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares. Such person shall nevertheless remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 3 per cent per annum above the base rate for the time being of Barclays Bank PLC on the date on which payments are made to the Company (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment. The Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal. They may also waive payment in whole or in part.

30    Lien on partly-paid shares
        The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.
31    Sale of shares subject to lien
        The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing demanding payment of the sum presently payable and giving notice of intention to sell the share in default of payment shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.
32    Proceeds of sale of shares subject to lien
        The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender (in the case of shares held in certificated form) to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.
33    Evidence of forfeiture
        A statutory declaration that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the relevant share transfer being made, if the same be required) constitute a good title to the share. The person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any). The title of such person to the share shall not be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.
Transfer of Shares
34    Form of transfer
        34.1 Subject to the provisions of Article 14, all transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.
        34.2 All transfers of shares which are in uncertificated form may, unless the Regulations otherwise provide, be effected by means of a relevant system.
35    Right to refuse registration
        35.1 The Directors may decline to recognise any instrument of transfer relating to shares in certificated form unless:
        35.1.1 the instrument of transfer is in respect of only one class of share;
        35.1.2 is lodged (duly stamped if required) at the Transfer Office accompanied by the relevant share certificate(s); and
        35.1.3 when lodged it is accompanied by such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so. Provided that, where any such shares are admitted to the official list maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.
        35.2 The Directors may, in the case of shares in certificated form, in their absolute discretion refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the official list maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.
        35.3 The Directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly.
        35.4 If the Directors refuse to register an allotment or transfer of shares they shall as soon as is practicable and in any event within two months after the date on which:
        35.4.1 the letter of allotment or instrument of transfer was lodged with the Company (in the case of shares held in certificated form); or
        35.4.2 the Operator-instruction was received by the Company (in the case of shares held in uncertificated form), send to the allottee or transferee notice of the refusal giving reasons for the refusal.
36    Instruments of transfer
        All instruments of transfer which are registered may be retained by the Company.

37    No fee on registration
        No fee will be charged by the Company in respect of the registration of any transfer or any document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.
38    Destruction of documents
        38.1 Subject to compliance with the rules (as defined in the Regulations) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy:
        38.1.1 all instruments of transfer or other documents (whether in hard copy or electronic form) which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration thereof;
        38.1.2 all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof;
        38.1.3 all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof.
        38.2 It shall conclusively be presumed in favour of the Company that:
        38.2.1 every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed or deleted was duly and properly made;
        38.2.2 every instrument of transfer so destroyed or deleted was a valid and effective instrument duly and properly registered;
        38.2.3 every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and
        38.2.4 every other document hereinbefore mentioned so destroyed or deleted was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.
        38.3 For the purposes of this Article:
        38.3.1 the foregoing provisions shall apply only to the destruction or deletion of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;
        38.3.2 nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction or deletion of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;
        38.3.3 any document referred to above may, subject to the Statutes, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically, by microfilm, by digital imaging or by any other means) has been made and is retained until the end of the relevant period; and
        38.3.4 references herein to the destruction or deletion of any document include references to the disposal thereof in any manner.

39    Further provisions on shares in uncertificated form
        39.1 Subject to the Statutes and the rules (as defined in the Regulations), and apart from any class of wholly dematerialised security, the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.
        39.2 The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:
        39.2.1 the holding of shares of that class in uncertificated form;
        39.2.2 the transfer of title to shares of that class by means of a relevant system; or
        39.2.3 any provision of the Regulations.
Transmission of Shares
40    Persons entitled on death
        In case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him.
41    Election by persons entitled by transmission
        Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share.
42    Rights of persons entitled by transmission
        Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to shareholders’ meetings until he shall have been registered as a member in respect of the share.

Untraced Shareholders
43    Untraced shareholders
        The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:
        43.1 during the period of six years prior to the date of the publication of the advertisements referred to in Article 43.2 below (or, if published on different dates, the first thereof) no communication has been received by the Company from the member or the person entitled by transmission and no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the shares at his address on the Register or the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and at least three dividends in respect of the shares in question have become payable and no dividend in respect of those shares has been claimed;
        43.2 the Company shall on expiry of the said period of six years have inserted advertisements in both a leading national daily newspaper and in a newspaper circulating in the area in which the address referred to in Article 43.1 above is located giving notice of its intention to sell the said shares; and
        43.3 during the said period of six years and the period of three months following the publication of the said advertisements the Company shall have received no communication from such member or person.
44    Executor and proceeds
        To give effect to any such sale the Company may appoint any person to transfer, as transferor, the said shares and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.
General Meetings
45    Annual General Meetings
        An Annual General Meeting shall be held in each period of 6 months beginning with the day following the Company’s accounting reference date, at such place, date and time as may be determined by the Directors.

46    Convening of General Meetings
        The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed to convene a General Meeting.
Notice of General Meetings
47    Notice of General Meetings
        47.1 An Annual General Meeting shall be called by notice of at least 21 days.
        47.2 The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held.
        47.3 Notice shall be given to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company. The Company may determine that only those persons entered on the Register at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.
        47.4 A General Meeting, notwithstanding that it has been called by a shorter notice than that specified above, shall be deemed to have been duly called if it is so agreed:
        47.4.1 in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and
        47.4.2 in the case of any other General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.
48    Contents of notice of General Meetings
        Every notice calling a General Meeting shall include all such information as required by the Statutes.
Overflow of General Meetings
        49 The Board may, notwithstanding that the notice of any General Meeting may specify the place of the meeting (the “Principal Place”), at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the General Meeting but unable to do so at the Principal Place.
        50 Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance as aforesaid at the other places provided that they shall operate so that any members and proxies excluded from attendance at the Principal Place are able to attend at one or more of the other places. For the purpose of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

        51 The Board may, for the purpose of facilitating the organisation and administration of any General Meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as it shall in its absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a General Meeting at the Principal Place shall be subject to the arrangements as may be for the time being in force whether stated in the notice of meeting to apply to that meeting or notified to the members concerned subsequent to the provision of the notice of the meeting.
Proceedings at General Meetings
52    Chairman
        The Chairman of the Directors, failing whom a Deputy Chairman, failing whom any Director present and willing to act and, if more than one, chosen by the Directors present at the meetings shall preside as chairman at a General Meeting. If no Director is present within five minutes after the time appointed for holding the meeting and willing to act as chairman, the Directors present shall choose one of their number or, if no Director be present or if all the Directors present decline to take the chair, a member may be elected to be the chairman by a resolution of the Company passed at the meeting.
53    Quorum
        No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person or by proxy and entitled to vote shall be a quorum for all purposes.
54    Lack of quorum
        If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting shall be adjourned, unless convened on the requisition of members in which case it shall be dissolved. If adjourned in such circumstances and there is no business to be dealt with at the adjourned meeting the general nature of which was not stated in the notice of the original meeting, it shall stand adjourned to such other day, which must be at least 10 days after the original meeting, and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine.
55    Adjournment
        The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 30 days or more or sine die, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.
56    Notice of adjourned meeting
        Save as hereinbefore expressly provided and as long as in accordance with the Statutes, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
57    Amendments to resolutions
        If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.
58    Polls
        At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by:
        58.1 the chairman of the meeting;
        58.2 not less than five members present in person or by proxy and entitled to vote;
        58.3 a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or
        58.4 a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.
59    Demand for poll
        A demand for a poll may, before the poll is taken, be withdrawn only with the approval of the chairman of the meeting. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. Unless a poll is taken a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is demanded, it shall be taken in such manner (including by use of ballot, voting papers, tickets, electronic means, or any combination thereof) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
60    Voting on a poll
        On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
61    Timing of poll
        A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.
Votes of Members
62    Votes attaching to shares
        62.1 Subject to Article 66 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares:
        62.1.1 on a show of hands every member who is present in person and every proxy present who has been duly appointed by a member entitled to vote on the resolution shall have one vote, unless the proxy has been appointed by more than one member and has been instructed by one or more of those members to vote for the resolution and by one or more of those members to vote against the resolution, in which case the proxy shall have one vote for and one vote against the resolution; and
        62.1.2 on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.
        62.2 The Company will determine that only those persons entered on the Register no more than 48 hours before the commencement of the General Meeting or adjourned meeting shall be entitled to vote at such meeting of the Company. In calculating this, the Directors shall determine that no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act 2006).
63    Votes of joint holders
        In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

64    Voting by guardian
        Where in England or elsewhere a guardian, receiver or other person (by whatever name called) has been appointed by any Court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.
65    Restrictions on voting if holding unpaid shares
        No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.
66    Restrictions on voting in particular circumstances
        66.1 If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act 2006) held by such member, has been duly served with a notice under Section 793 of the Companies Act 2006 and is in default for a period of 14 days from the date of service in supplying to the Company the information thereby required, then (unless the Directors otherwise determine) in respect of:
        66.1.1 the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares after the date of the notice under Section 793 of the Companies Act 2006); and
        66.1.2 any other shares held by the member,
the member shall (for so long as the default continues) not, nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to Article 66.2.2 below) be entitled to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.
        66.2 Where the default shares represent at least 0.25 per cent of the issued shares of the class in question, the Directors may in their absolute discretion by notice (a “direction notice”) to such member direct that:
        66.2.1 any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such dividend or other money is finally paid to the member and the member shall not be entitled to elect to receive shares in lieu of dividend; and/or
        66.2.2 no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

        (i) the member is not himself in default as regards supplying the information required; and
        (ii) the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Regulations.
        Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.
        Upon the giving of a direction notice its terms shall apply accordingly.
        66.3 The Company shall send to each other person appearing to be interested in the shares which are the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.
        66.4
        66.4.1 Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied, with written notice thereof being given forthwith to the member).
        66.4.2 Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with Article 66.2.2 above.
        66.5 For the purposes of this Article:
        66.5.1 a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 793 and either (a) the member has named such person as being so interested or (b) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and
        66.5.2 a transfer of shares is an approved transfer if:
        (i) it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in Section 974 of the Companies Act 2006); or
        (ii) the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through a recognised investment exchange or through a stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For the purposes of this sub-paragraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.
        66.6 The provisions of this Article are in addition and without prejudice to the provisions of the Companies Acts.
67    Validity and result of vote
        67.1 No objection shall be raised as to the qualification of any voter or the admissibility of any vote except at the meeting or adjourned meeting at which the vote is tendered. Every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.
        67.2 On a vote on a resolution at a meeting on a show of hands, a declaration by the Chairman that the resolution:
        67.2.1 has or has not been passed; or
        67.2.2 has been passed with a particular majority,
is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. An entry in respect of such a declaration in the minutes of the meeting recorded in accordance with the Companies Acts is also conclusive evidence of that fact without such proof. This Article does not have effect if a poll is demanded in respect of the resolution (and the demand is not subsequently withdrawn).
Proxies
68    Appointment of proxies
        68.1 A member is entitled to appoint a proxy or (subject to Article 69) proxies to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company.
        68.2 A proxy need not be a member of the Company.
69    Multiple proxies
        A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him.
70    Form of proxy
        The appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:
        70.1 in the case of an individual must either be signed by the appointor or his attorney or authenticated in accordance with Article 151; and

        70.2 in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or authenticated in accordance with Article 151.
        Any signature on or authentication of such appointment need not be witnessed. Where an appointment of a proxy is signed or authenticated in accordance with Article 151 on behalf of the appointor by an attorney, the power of attorney or a copy thereof certified notarially or in some other way approved by the Directors must (failing previous registration with the Company) be submitted to the Company, failing which the appointment may be treated as invalid.
71    Deposit of form of proxy
        71.1 The appointment of a proxy (together with any supporting documentation required under Article 70) must be received at the address or one of the addresses (if any) specified for that purpose in, or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the Transfer Office):
        71.1.1 in the case of a meeting or adjourned meeting, not less than 48 hours before the commencement of the meeting or adjourned meeting to which it relates;
        71.1.2 in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after the poll was demanded, not less than 48 hours before the commencement of the meeting or adjourned meeting at which the poll was demanded; and
        71.1.3 in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for the taking of the poll;
        and in default shall not be treated as valid.
        71.2 The Directors may at their discretion determine that, in calculating the periods mentioned in Article 71.1, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act 2006).
        71.3 Without limiting the foregoing, in relation to any shares in uncertificated form the Directors may permit a proxy to be appointed by electronic means and/or by means of a website in the form of an Uncertificated Proxy Instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may in addition prescribe the method of determining the time at which any such instruction or notification is to be treated as received by the Company. The Directors may treat any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.
        71.4 The appointment of a proxy shall, unless the contrary is stated thereon, be as valid for any adjournment of a meeting as it is for the meeting to which it relates. An appointment relating to more than one meeting (including any adjournment of any such meeting) having once been delivered in accordance with this Article 71 for the purposes of any such meeting does not need to be delivered again for the purposes of any subsequent meeting to which it relates.
72    Differing proxy appointments
        When two or more valid but differing proxy appointments are delivered in respect of the same share for use at the same meeting, the one which is last delivered (regardless of its date or the date of its execution (if relevant)) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last delivered none of them shall be treated as valid in respect of that share.
73    Rights of proxy
        73.1 A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed the proxy to attend, and to speak and vote, at a meeting of the Company.
        73.2 Unless his appointment provides otherwise, a proxy may vote or abstain at his discretion on any matter coming before the meeting on which proxies are entitled to vote. The Company is under no obligation to check whether a proxy is voting in accordance with his appointor’s instructions and regardless of whether or not they are followed such vote cast shall not be invalid.
74    Termination of proxy’s authority
        74.1 Neither the death or insanity of a member who has appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy thereunder, unless notice of such death, insanity, revocation or termination shall have been received by the Company in accordance with Article 74.2.
        74.2 Any such notice of death, insanity, revocation or termination must be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the Transfer Office):
        74.2.1 in the case of a meeting or adjourned meeting, not less than 24 hours before the commencement of the meeting or adjourned meeting to which the proxy appointment relates;
        74.2.2 in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after it was demanded, not less than 24 hours before the commencement of the meeting or adjourned meeting at which the poll was demanded; or
        74.2.3 in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for the taking of the poll.

Corporations Acting by Representatives
        75 Subject to the Statutes, any corporation which is a member of the Company may by resolution of its directors or other governing body authorise a person or persons to act as its representative or representatives at any shareholders’ meeting.
Directors
76    Number of Directors
        Subject as hereinafter provided the Directors shall not be less than five nor more than 18 in number. The Company may by Ordinary Resolution from time to time vary the minimum number and/or maximum number of Directors.
77    Share qualification
        A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to receive notice of, attend and speak at shareholders’ meetings.
78    Directors’ fees
        Each of the Directors, other than those who hold executive office or are employees of the Company or any subsidiary, shall be paid a fee (which shall accrue from day to day) at such rate as may from time to time be determined by the Directors, provided that the aggregate of all such fees shall not in respect of any year exceed £1,000,000 or such other sum as shall be determined by Ordinary Resolution of the Company.
79    Other remuneration of Directors
        Any Director who holds any executive office (including for this purpose the office of Chairman, Deputy Chairman or Vice Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.
80    Directors’ expenses
        The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or shareholders’ meetings or otherwise in connection with the business of the Company.

81    Directors’ pensions and other benefits
        The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director of the Company or any of its subsidiaries and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.
82    Appointment of executive Directors
        82.1 The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman, Deputy Chairman, Vice Chairman or Group Chief Executive) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.
        82.2 The appointment of any Director to the office of Chairman, Deputy Chairman, Vice Chairman or Group Chief Executive or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.
        82.3 The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.
83    Powers of executive Directors
        The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.
Appointment and Retirement of Directors
84    Election or appointment of additional director
        The Company may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice thereto the Directors shall have power at any time so to do, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall retire at the next Annual General Meeting and shall then be eligible for election.

85    Vacation of office
        The office of a Director shall be vacated in any of the following events, namely:
        85.1 if he shall become prohibited by law from acting as a Director;
        85.2 if he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;
        85.3 if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the Court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that act;
        85.4 if in England or elsewhere an order shall be made by any Court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;
        85.5 if he shall be absent from meetings of the Directors for six months without leave and the Directors shall resolve that his office be vacated; or
        85.6 if a notice in writing is served upon him, signed by at least 75 per cent of his co-Directors for the time being, to the effect that his office as Director shall on receipt (or deemed receipt) of such notice ipso facto be vacated, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.
86    Retirement by rotation at Annual General Meetings
        86.1 Each Director shall retire at the Annual General Meeting held in the third calendar year following the year in which he was elected or last re-elected but, unless he falls within Article 86.2 below, he shall be eligible for re-election.
        86.2 A Director shall also retire at any Annual General Meeting if he has agreed to do so (whether in accordance with the terms of his appointment or otherwise) and, unless the Directors have agreed otherwise, he shall not be eligible for re-election.
87    Re-election of retiring Director
        The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director (if eligible for re-election) or some other person eligible for election. In the absence of such a resolution the retiring Director shall nevertheless be deemed to have been re-elected except in any of the following cases:
        87.1 where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;
        87.2 where such Director is ineligible for re-election or has given notice in writing to the Company that he is unwilling to be re-elected; or
        87.3 where a resolution to elect such Director is void by reason of contravention of the next following Article.

        The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.
88    Election of two or more Directors
        A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it. Any resolution moved in contravention of this provision shall be void.
89    Nomination of Directors for election
        No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any General Meeting unless not less than seven nor more than forty-two days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office:
        89.1 notice in writing signed or authenticated in accordance with Article 151 by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election; and
        89.2 notice in writing signed or authenticated in accordance with Article 151 by the person to be proposed of his willingness to be elected.
90    Power to remove a Director
        The Company may, in accordance with and subject to the provisions of the Statutes, by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and elect another person in place of a Director so removed from office.
Alternate Directors
        91 Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors or unless the appointee is another Director, shall have effect only upon and subject to being so approved.
        92 The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director, otherwise than by retirement at a General Meeting at which he is re-elected.
        93 An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors the foregoing provisions of this Article shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall he be deemed to be the agent of his appointor.
        94 An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.
Meetings and Proceedings of Directors
95    Governing of meetings of Directors
        95.1 Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retroactive.
        95.2 A notice of a meeting of directors convened in accordance with Article 95.1, or a copy of the text of any written resolution proposed to be passed in accordance with Article 105, (each a “Communication”) shall be provided to each Director personally, by word of mouth, by notice in writing or by electronic means (in the case of a written notice or a notice sent by electronic means, sent to him at his last known address or such other address as may be notified to the Secretary from time to time), and each Director shall, on appointment, be taken to have agreed to the giving of notices in any such manner. Any such Communication may be delivered by hand or sent by courier, fax, electronic mail or pre-paid first class post. If sent by fax or electronic mail such Communication shall conclusively be deemed to have been given or served at the time of despatch. If sent by post or courier such Communication shall conclusively be deemed to have been received

24 hours from the time of posting or despatch, in the case of inland mail and couriers in the United Kingdom, or 48 hours from the time of posting or despatch in the case of international mail and couriers.
        95.3 A Communication shall be deemed duly served under Article 95.2 if sent to the address, fax number or electronic mail address last provided by each Director to the Secretary. The non-receipt by any Director of any Communication served in accordance with the provisions of this Article 95 shall not invalidate any meeting of directors, or any written resolution signed in accordance with Article 105, to which the Communication relates if such meeting or resolution is otherwise held or signed in accordance with the provisions of these Articles.
96    Quorum
        The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be three. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. For the purposes of these Articles any Director who is able (directly or by telephonic or other communication equipment) to speak and be heard by each of the other Directors present or deemed to be present at any meeting of the Directors, shall be deemed to be present in person at such meeting and shall be entitled to vote or be counted in the quorum accordingly. Such meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is, and the word “meeting” shall be construed accordingly.
97    Casting vote
        Questions arising at any meeting of the Directors shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.
98    Authorisation of Directors’ interests
        98.1 For the purposes of Section 175 of the Companies Act 2006, the Directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that Section to avoid a situation in which he has, or can have, a direct or indirect interest3 that conflicts, or possibly may conflict, with the interests of the Company.
        98.2 Authorisation of a matter under this Article shall be effective only if:
        98.2.1 the matter in question shall have been proposed in writing for consideration by the Directors, or in such other manner as the Directors may determine;
        98.2.2 any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

[3] Neither the duty in Section 175(1), nor the authorisation procedure under Section 175(5), applies to a conflict of interest arising in relation to a transaction or arrangement with the Company. The disclosure and approval provisions of Articles 98 and 99 are intended to deal with such conflicts.

        98.2.3 the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.
        98.3 Any authorisation of a matter under this Article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.
        98.4 Any authorisation of a matter under this Article shall be subject to such conditions or limitations as the Directors may determine, whether at the time such authorisation is given or subsequently. and may be terminated by the Directors at any time. A Director shall comply with any obligations imposed on him by the Directors pursuant to any such authorisation.
        98.5 A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under this Article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.
99    Directors’ Permitted Interests
        99.1 Subject to compliance with Article 99.2, a Director, notwithstanding his office, may have an interest of the following kind:
        99.1.1 where a Director (or a person connected with him) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company;
        99.1.2 where a Director (or a person connected with him) is a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company, or in which the Company is otherwise interested;
        99.1.3 where the Director (or a person connected with him) acts (or any firm of which he is a partner, employee or member acts) in a professional capacity for any Relevant Company (other than as Auditor) whether or not he or it is remunerated therefore;
        99.1.4 an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;
        99.1.5 an interest, or a transaction or arrangement giving rise to an interest, of which the Director is not aware; or
        99.1.6 any other interest authorised by Ordinary Resolution.
        No authorisation under Article 98 shall be necessary in respect of any such interest.
        99.2 The Director shall declare the nature and extent of any interest permitted under Article 99.1, and not falling with Article 99.3, at a meeting of the Directors or in the manner set out in Section 184 or 185 of the Companies Act 2006.
        99.3 No declaration of an interest shall be required by a Director in relation to an interest:
        99.3.1 falling within Article 99.1.4 or 99.1.5;
        99.3.2 if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

        99.3.3 if, or to the extent that, it concerns the terms of his service contract (as defined in Section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.
        99.4 A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any Relevant Company or for such remuneration, each as referred to in Article 99.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.
        99.5 For the purposes of this Article, “Relevant Company” shall mean:
        (a) the Company;
        (b) a subsidiary undertaking of the Company;
        (c) any holding company of the Company or a subsidiary undertaking of any such holding company;
        (d) any body corporate promoted by the Company; or
        (e) any body corporate in which the Company is otherwise interested.
100    Restrictions on quorum and voting
        100.1 Save as provided in this Article, and whether or not the interest is one which is authorised pursuant to Article 98 or permitted under Article 99, a Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which he (or a person connected with him) is interested. Any vote of a Director in respect of a matter where he is not entitled to vote shall be disregarded.
        100.2 A Director shall not be counted in the quorum for a meeting of the Directors in relation to any resolution on which he is not entitled to vote.
        100.3 Subject to the provisions of the Statutes, a Director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal:
        100.3.1 in which he has an interest of which he is not aware;
        100.3.2 in which he has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;
        100.3.3 in which he has an interest only by virtue of interests in shares, debentures or other securities of the Company, or by reason of any other interest in or through the Company;
        100.3.4 which involves the giving of any security, guarantee or indemnity to the Director or any other person in respect of (i) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or (ii) a debt or other obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

        100.3.5 concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings (i) in which offer he is or may be entitled to participate as a holder of securities; or (ii) in the underwriting or sub-underwriting of which he is to participate;
        100.3.6 concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that he (together with persons connected with him) is not the holder of, or beneficially interested in, one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;
        100.3.7 relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;
        100.3.8 concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of Directors or for the benefit of persons who include Directors;
        100.3.9 concerning the giving of indemnities in favour of Directors;
        100.3.10 concerning the funding of expenditure by any Director or Directors on (i) defending criminal, civil or regulatory proceedings or actions against him or them; (ii) in connection with an application to the court for relief; or (iii) defending him or them in any regulatory investigations;
        100.3.11 concerning the doing of anything to enable any Director or Directors to avoid incurring expenditure as described in Article 100.3.10; and
        100.3.12 in respect of which his interest, or the interest of Directors generally, has been authorised by Ordinary Resolution.
        100.4 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company (or any body corporate in which the Company is interested), the proposals may be divided and considered in relation to each Director separately. In such case, each of the Directors concerned (if not debarred from voting under Article 100.3.6) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning his own appointment or the fixing or variation of the terms thereof.
        100.5 If a question arises at any time as to whether any interest of a Director prevents him from voting, or being counted in the quorum, under this Article, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive, except in a case where the nature or extent of the interest of such Director has not been fairly disclosed. If any such question shall arise in respect of the chairman of the meeting, the question shall be decided by resolution of the Directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the Directors.

101    Confidential information
        101.1 Subject to Article 101.2, if a Director, otherwise than by virtue of his position as Director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required:
        101.1.1 to disclose such information to the Company or to the Directors, or to any Director, officer or employee of the Company; or
        101.1.2 otherwise use or apply such confidential information for the purpose of or in connection with the performance of his duties as a Director.
        101.2 Where such duty of confidentiality arises out of a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 101.1 shall apply only if the conflict arises out of a matter which has been authorised under Article 98 above or falls within Article 99 above.
        101.3 This Article is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article.
102    Directors’ interests — general
        102.1 For the purposes of Articles 98 to 102:
        102.1.1 an interest of a person who is connected with a Director shall be treated as an interest of the Director; and
        102.1.2 Section 252 of the Companies Act 2006 shall determine whether a person is connected with a Director.
        102.2 Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director shall if so requested by the Directors take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including without limitation:
        102.2.1 absenting himself from any meetings of the Directors at which the relevant situation or matter falls to be considered; and
        102.2.2 not reviewing documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information.
        102.3 The Company may by Ordinary Resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of Articles 98 to 102.

103    Number of Directors below minimum
        The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.
104    Chairman
        104.1 The Directors may elect from their number a Chairman, a Deputy Chairman and/or a Vice Chairman (or two or more Deputy Chairmen and/or Vice Chairmen) and determine the period for which each is to hold office. If no Chairman, Deputy Chairman or Vice Chairman shall have been appointed or if at any meeting of the Directors no Chairman, Deputy Chairman or Vice Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.
        104.2 If at any time there is more than one Deputy Chairman and/or Vice Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen and/or Vice Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.
105    Directors’ written resolutions
        105.1 A Directors’ written resolution is adopted when 70 per cent of the Directors entitled to vote on such resolution have:
        105.1.1 signed one or more copies of it, or
        105.1.2 otherwise indicated their agreement to it in writing.
        105.2 A Directors’ written resolution is not adopted if the number of Directors who have signed it is less than the quorum for Directors’ meetings.
        105.3 Once a Directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a Directors’ meeting in accordance with the Articles.
106    Appointment and constitution of committees
        106.1 The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees. Any such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more Directors and (if thought fit) one or more other named person or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise hereof by such committee or sub-committee. Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee or sub-committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee or sub-committee.
        106.2 The meetings and proceedings of any such committee or sub-committee consisting of two or more persons shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.
        106.3 All acts done by any meeting of Directors, or of any such committee or sub-committee, or by any person acting as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any Director or any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee or sub-committee and had been entitled to vote.
Borrowing Powers
107    Borrowing powers
        Subject as hereinafter provided and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property (present and future) and uncalled capital or any part or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
108    Borrowing restrictions
        108.1 The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies (if any) so as to secure (so far, as regards subsidiaries, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all moneys borrowed by the Group and for the time being owing to persons outside the Group shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed an amount equal to three times the share capital and consolidated reserves.
        108.2 No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provision be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

General Powers of Directors
109    General powers
        The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations, whether or not consistent with these Articles, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.
110    Name
        The Company may change its name by resolution of the board.
111    Local boards
        The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.
112    Appointment of attorney
        The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.
113    Register of members in territories
        Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.
114    Signature on cheques etc.
        All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.
115    Provision for employees on cessation of business
        The Directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.
President
        116 The Directors may from time to time elect a President of the Company and may determine the period for which he shall hold office. Such President may be either honorary or paid such remuneration as the Directors in their discretion shall think fit, and need not be a Director but shall, if not a Director, be entitled to receive notice of and attend and speak, but not to vote, at meetings of the Board of Directors only if so invited by the Directors. The President (unless he is a Director) shall not be an officer of the Company for the purposes of the Companies Acts.
Departmental, Divisional or Local Directors
        117 The Directors may from time to time appoint any person to be a Departmental, Divisional or Local Director and define, limit or restrict his powers and duties and determine his remuneration and the designation of his office and may at any time remove any such person from such office. A Departmental, Divisional or Local Director (notwithstanding that the designation of his office may include the word “Director”) shall not by virtue of such office be or have power in any respect to act as a Director of the Company nor be entitled to receive notice of or attend or vote at meetings of the Directors nor be deemed to be a Director for any of the purposes of these presents.
Secretary
        118 The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy and/or Assistant Secretaries.

The Seal
        119 The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or Deputy or Assistant Secretary or by two Directors, or by a Director or other person authorised for the purpose by the Directors in the presence of the witness.
        120 Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors or by a Director in the presence of a witness who attests the signature and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended to have effect as a deed without the authority of the Directors or of a committee authorised by the Directors in that behalf.
        121 The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
Record Date
        122 Notwithstanding any other provision of these Articles but subject always to the Statutes the Company or the Directors may by resolution specify any date (the “record date”) as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.
Authentication of Documents
        123 Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed at a shareholders’ meeting or at a meeting of the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.
Reserves
        124 The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.
Dividends
125    Final dividends
        The Company may by Ordinary Resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.
126    Fixed and interim dividends
        If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend as aforesaid.
127    Ranking of shares for dividends
        Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

128    No dividend except out of profits
        No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.
129    Treatment of dividend
        Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.
130    No interest on dividends
        No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.
131    Retention of dividends
        131.1 The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a Iien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.
        131.2 The Directors may retain the dividends payable upon shares:
        131.2.1 in respect of which any person is entitled to become a member under the provisions as to the transmission of shares contained in these Articles, until such person shall become a member in respect of such shares; or
        131.2.2 which any person is under those provisions entitled to transfer, until such person shall transfer the same.
132    Waiver of dividends
        The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a Deed) shall be effective only if such waiver is in writing (whether or not executed as a deed), signed or authenticated in accordance with Article 151 by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.
133    Unclaimed dividends
        The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.
134    Distribution in specie
        The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.
135    Manner of payment of dividends
        135.1 Any dividend or other moneys payable on or in respect of a share shall be paid to the member or to such other person as the member (or, in the case of joint holders of a share, all of them) may in writing direct. Such dividend or other moneys may be paid (i) by cheque sent by post to the payee or, where there is more than one payee, to any one of them, or (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct, or (iii) (if so authorised by the holder of shares in uncertificated form) using the facilities of a relevant system (subject to the facilities and requirements of the relevant system), or (iv) by such other method of payment as the member (or, in the case of joint holders of a share, all of them) may agree to. Every such payment shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque by the banker upon whom it is drawn, and any transfer or payment within (ii), (iii) or (iv) above, shall be a good discharge to the Company.
        135.2 Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Directors may determine, using such exchange rate for currency conversions as the Directors may select.
        135.3 The Company may cease to send any cheque, warrant or order by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.
136    Joint holders
        If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

137    Record date for dividends
        Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.
Capitalisation of Profits and Shares
        138    The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the holders of Ordinary Shares on the Register at the close of business on the date of the Resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of Ordinary Shares and applying such sum on their behalf in paying up in full Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued,) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.
139    Scrip dividends
        139.1 Subject as hereinafter provided, the Directors may offer to ordinary shareholders the right to receive, in lieu of dividend (or part thereof), an allotment of new Ordinary Shares credited as fully paid.
        139.2 The Directors shall not make such an offer unless so authorised by an Ordinary Resolution passed at any General Meeting, which authority may extend to dividends declared or paid prior to the Annual General Meeting of the Company occurring thereafter, but no further provided that this Article shall, without the need for any further Ordinary Resolution, authorise the Directors to offer rights of election in respect of any dividend declared or proposed after the date of the adoption of these Articles and at or prior to the Annual General Meeting which is held in the fifth year after the Ordinary Resolution is passed.
        139.3 The Directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form.
        139.4 The basis of allotment on each occasion shall be determined by the Directors so that, as nearly as may be considered convenient, the value of the Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the value of an Ordinary Share shall be either (i) the average of the closing price of an Ordinary Share on the London Stock Exchange, as derived from the Daily Official List, on each of the first five business days on which the Ordinary Shares are quoted “ex” the relevant dividend; or (ii) established in such other manner as may be determined by the Directors.
        139.5 If the Directors determine to offer such right of election on any occasion they shall give notice in writing to the ordinary shareholders of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right provided that they need not give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive Ordinary Shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid.
        139.6 On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect whereof the share election has been duly exercised and has not been revoked (the “elected Ordinary Shares”), and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.
        139.7 The additional Ordinary Shares so allotted on any occasion shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend.
        139.8 Article 138 shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article.
        139.9 No fraction of an Ordinary Share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part, the benefit thereof accrues to the Company and/or fractional entitlements are accrued and/or retained and in either case accumulated on behalf of any ordinary shareholder.
        139.10 The Directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.
        139.11 In relation to any particular proposed dividend the Directors may in their absolute discretion decide (i) that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend or (ii) at any time prior to the allotment of the Ordinary Shares which would otherwise be allotted in lieu thereof, that all elections to take shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.
Minutes
        140 The Directors shall cause Minutes to be made in books to be provided for the purpose:
        140.1 of all appointments of officers made by the Directors;
        140.2 of the names of the Directors present at each meeting of Directors and of any committee of Directors; and
        140.3 of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees of Directors.
Accounts
141    Accounting records
        Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a Court of competent jurisdiction or authorised by the Directors.
142    Copies of accounts for members
        142.1 Subject as provided in Article 142.2, a copy of the Company’s annual accounts and reports which are to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of General Meetings from the Company under the provisions of the Statutes or of these Articles.
        142.2 Article 142.1 shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes and provided further that this Article shall not require a copy of these documents to be sent to more than one of joint holders nor to any person of whose postal address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

Auditors
143    Validity of Auditor’s acts
        Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.
144    Auditor’s rights to attend General Meetings
        An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.
Communications with Members
145    Service of notices etc.
        145.1 Any notice to be given to or by any person pursuant to these Articles shall be in writing, except that notice calling a meeting of the Directors may be given as provided for in Article 95.
        145.2 The Company may, subject to and in accordance with the Companies Acts and these Articles, send or supply all types of notices, documents or information to members by electronic means, including by making such notices, documents or information available on a website.
        145.3 The Company Communications Provisions have effect for the purposes of any provision of the Companies Acts or these Articles that authorises or requires notices, documents or information to be sent or supplied by or to the Company.
        145.4 Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form or in electronic form but to be delivered other than by electronic means and/or by means of a website and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of 24 hours (or, where second class mail is employed, 48 hours) after the time it was posted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted.
        145.5 Any notice, document or information which is sent or supplied by the Company by electronic means and/or by means of a website shall be deemed to have been received by the intended recipient at 9 a.m. on the day following that on which it was transmitted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.
        145.6 Any notice, document or information which is sent or supplied by the Company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

        145.7 The accidental failure to send, or the non-receipt by any person entitled to, any notice of, or other document or information relating to, any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.
        145.8 The provisions of this Article shall have effect in place of the Company Communications Provisions relating to deemed delivery of notices, documents or information.
146    Joint holders
        146.1 Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register in respect of the share.
        146.2 Any notice, document or information which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the Register in respect of the share, to the exclusion of the other joint holders.
        146.3 The provisions of this Article shall have effect in place of the Company Communications Provisions regarding joint holders of shares.
147    Deceased and bankrupt members
        147.1 A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:
        147.1.1 such evidence as the Directors may reasonably require to show his title to the share; and
        147.1.2 an address to which notices may be sent or supplied to such person, whereupon he shall be entitled to have sent or supplied to him at such address any notice, document or information to which the said member would have been entitled, and in so sending or supplying the relevant notice, document or information such notice, document or information shall for all purposes be deemed as sufficiently sent or supplied to all persons interested (whether jointly with or as claiming through or under him) in the share.
        147.2 Save as provided by Article 147.1, any notice, document or information sent or supplied to the address of any member pursuant to these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.
        147.3 The provisions of this Article shall have effect in place of the Company Communications Provisions regarding the death or bankruptcy or a holder of shares in the Company.
148    Overseas members
        Subject to the Statutes, the Company shall not be required to send notices, documents or information to a member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices. If on three consecutive occasions notices have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the Transfer Office a new registered address within the United Kingdom for the service of notices.
149    Suspension of postal services
        If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable to give notice by post in hard copy form of a shareholders’ meeting, such notice shall be deemed to have been given to all members entitled to receive such notice in hard copy form if such notice is advertised on the same date in at least two national daily newspapers with appropriate circulation and such notice shall be deemed to have been given on the day when the advertisement appears (or first appears). In any such case, the Company shall (i) make such notice available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof and (ii) send confirmatory copies of the notice by post to such members if at least seven days prior to the meeting the posting of notices again becomes practicable.
150    Statutory provisions as to notices
        Nothing in any of Articles 145-150 inclusive shall affect any provision of the Statutes that requires or permits any particular notice, document or information be sent or supplied in any particular manner.
151    Signature or authentication of documents sent by electronic means
        Where these Articles require a notice or other document to be signed or authenticated by a member or other person then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the Company Communications Provisions or in such other manner approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such notice or other document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.
Winding up
152    Directors’ powers to petition
        The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.
153    Distribution of assets in specie
        If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.
Directors’ liabilities
154    Indemnity
        154.1 Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes and rules made by the UK Listing Authority, every Director and officer of the Company and of each of the Associated Companies of the Company shall be indemnified by the Company out of its own funds against:
        154.1.1 any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers other than:
        (i) any liability to the Company or any Associated Company; and
        (ii) any liability of the kind referred to in Section 234(3) of the Companies Act 2006; and
        154.1.2 any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.
        Such indemnity shall extend to liabilities arising after a person ceases to be a Director or an officer of the Company in respect of acts or omissions while he was a Director or an officer if such acts or omissions would have been indemnified had the relevant person remained a Director or officer, as the case may be.
        154.2 Subject to the Companies Acts and rules made by the UK Listing Authority the Company may indemnify a Director of the Company and any Associated Company of the Company if it is the trustee of an occupational pension scheme (within the meaning of Section 235(6) of the Companies Act 2006).
        154.3 Where a Director or officer is indemnified against any liability in accordance with this Article 154, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.
        154.4 In this Article 154 “Associated Company” shall have the meaning given thereto by Section 256 of the Companies Act 2006.

155    Insurance
        155.1 Without prejudice to Article 154 above, the Directors shall have power to purchase and maintain insurance for or for the benefit of:
        155.1.1 any person who is or was at any time a Director or officer of any Relevant Company (as defined in Article 155.2 below); or
        155.1.2 any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by or attaching to him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme (and all costs, charges, losses, expenses and liabilities incurred by him in relation thereto).
        155.2 For the purpose of Article 155.1 above, “Relevant Company” shall mean:
        155.2.1 the Company;
        155.2.2 any holding company of the Company;
        155.2.3 any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company;
        155.2.4 any subsidiary undertaking of the Company or of such other body.
156    Defence expenditure
        156.1 Subject to the provisions of and so far as may be permitted by the Statutes and rules made by the UK Listing Authority, the Company:
        156.1.1 may provide any current or former Director or officer of the Company or any Associated Company of the Company with funds to meet expenditure incurred or to be incurred by him in:
        (i) defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company of the Company; or
        (ii) in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006; and
        156.1.2 may do anything to enable any such Director or officer to avoid incurring such expenditure.
        156.2 The terms set out in Section 205(2) of the Companies Act 2006 shall apply to any provision of funds or other things done under Article 156.1 provided that, for the purpose of this Article 156.2, references to “director” in Section 205(2) of the Companies Act 2006 shall be deemed to include references to a former Director or a current or former officer of the Company or an Associated Company of the Company.

        156.3 Subject to the provisions of and so far as may be permitted by the Statutes and rules made by the UK Listing Authority, the Company:
        (a) may provide a Director or officer of the Company or any Associated Company of the Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company; and
        (b) may do anything to enable any such Director or officer to avoid incurring such expenditure.
        156.4 In this Article 156 “Associated Company” shall have the meaning given thereto by Section 256 of the Companies Act 2006.
Overriding Provisions
157    Overriding provisions
        157.1 If and for so long as the Company shall hold any class of security of Six Continents Hotels Inc. the provisions of this Article shall apply and to the extent of any inconsistency shall have overriding effect as against all other provisions of these Articles.
        157.2 For the purposes of this Article the words and expressions set out below shall bear the meanings set opposite them respectively:
        “Disqualified Person” means any holder of any class of shares of the Company whose holding of such shares, either individually or when taken together with the holding of any class of shares of the Company by any other holders, may result, in the opinion of the Directors, in the loss, or the failure to secure the reinstatement, of any licence or franchise from any United States’ governmental agency held by Six Continents Hotels Inc. or any subsidiary thereof to conduct any portion of the business of Six Continents Hotels Inc. or any subsidiary thereof.
        “Relevant Shares” means shares of the Company comprised in the interest or holding of a Disqualified Person.
        “Required Disposal” means the sale and transfer of Relevant Shares or of interests therein in such manner as may be required to cause such shares to cease to be Relevant Shares.
        157.3
        157.3.1 The Directors may at any time serve a notice upon any member requiring him to furnish the Directors with information (in the case of (ii) below, to the extent that such paragraph applies to any person other than the member so far as such information lies within the knowledge of such member), supported by a declaration and by such other evidence (if any) in support as the Directors may require, for the purpose of determining:
        (i) whether such member is a party to an agreement or arrangement (whether legalIy enforceable or not) whereby any of the shares held by him are to be voted in accordance with some other person’s instructions (whether given by that other person directly or through any other person); or
        (ii) whether such member and/or any other person who has an interest in any shares held by such member is a Disqualified Person.
        If such information and evidence is not furnished within a reasonable period (not being less than 14 days) from the date of service of such notice or the information and evidence provided is, in the opinion of the Directors, unsatisfactory for the purposes of so determining, the Directors may serve upon such member a further notice calling upon him, within 14 days after the service of such further notice, to furnish the Directors with such information and evidence or further information and evidence as shall (in their opinion) enable them so to determine.
        157.3.2 Any person holding any share of the Company shall notify the Directors forthwith in writing if he, or to his knowledge any person controlling or beneficially owning or otherwise having an interest in such share, is likely to be or become a Disqualified Person.
        157.3.3 The Directors may assume without enquiry that a person is not or will not become a Disqualified Person unless the information obtained by them above or a notification under this Article 157.3 indicates to the contrary or the Directors have reason to believe otherwise; in these circumstances the Directors shall use all reasonable endeavours to discover whether the person concerned is a Disqualified Person.
        157.4
        157.4.1 If any person becomes or is determined in accordance with Article 157.3.3 above to be a Disqualified Person the Directors shall serve a written notice (a “Disposal Notice”) on all those who (to the knowledge of the Directors) have interests in, and, if different, on the holder or holders of, the Relevant Shares. The Disposal Notice shall refer to the voting restrictions as set out in Article 157.6 below and shall call for a Required Disposal to be made and for reasonable evidence that such Required Disposal shall have been effected to be supplied to the Company within 21 days from the date of such notice or such other period as the Directors may consider reasonable and which they may extend. The Directors may withdraw a Disposal Notice (whether before or after the expiration of the period referred to) if it appears to them that there is no Disqualified Person in relation to the shares concerned.
        157.4.2 If a Disposal Notice served under Article 157.4.1 above is not complied with to the satisfaction of the Directors and has not been withdrawn, the Directors shall, so far as they are able, sell the shares comprised in such Disposal Notice, at the best price reasonably obtainable in all the circumstances and shall give written notice of such disposal to those persons on whom the Disposal Notice was served. Except as hereinafter provided such a sale shall be completed as soon as reasonably practicable after expiry of the Disposal Notice as may in the opinion of the Directors be consistent with obtaining the best price reasonably obtainable and in any event within 30 days of expiry of such notice provided that such a sale shall be postponed during the period when dealings by the Directors in the Company’s shares are not permitted either by law or by Regulations of the London Stock Exchange but any sale postponed as aforesaid shall be completed within 30 days after expiry of the period of such suspension and provided further that neither the Company nor the Director shall be liable to any holder or any person having an interest in any share or other person for failing to obtain the best price so long as the Directors act in good faith within the period specified above.
        157.4.3 For the purpose of effecting any Required Disposal, the Directors may authorise in writing an officer or employee of the Company to execute any necessary transfer on behalf of any holder and may issue a new certificate to the purchaser. The net proceeds of such disposal shall be received by the Company, whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable thereon) to the former holder upon surrender by him of the certificate in respect of the shares sold and formerly held by him.
        157.5
        157.5.1 The Directors shall not be obliged to serve any notice under the foregoing provisions of this Article upon any person if they do not know his identity or his address and the absence of service of such a notice in such circumstances as aforesaid and any accidental error in, or failure to give any notice to any person upon whom notice is required to be served under the foregoing provisions shall not prevent the implementation of or invalidate any procedure thereunder.
        157.5.2 Any notice to be served under this Article upon a person who is not a member shall be deemed validly served if sent through the post to that person at the address, if any, at which the Directors believe him to be resident or carrying on business. Any such notice shall be deemed served on the day following any day on which it was put in the post and, in proving service, it shall be sufficient to prove that the notice was properly addressed, stamped and put in the post.
        157.5.3 Any determination of the Directors under the foregoing provision of this Article shall be final and conclusive, but without prejudice to the power of the Directors subsequently to vary or revoke such determination.
157.6
        157.6.1 If in accordance with Article 157.3 above the Directors shall have assumed that any person is not a Disqualified Person, the exercise by that person and/or, if shares owned or controlled by such person are held by another person or by other persons, by such other person or persons shall not be challenged or invalidated by any subsequent determination by the Directors that such person is a Disqualified Person.
        157.6.2 If any person becomes or is determined by the Directors to be a Disqualified Person the Directors shall serve written notice on such person and, if different, on the holder or holders of the shares owned or controlled by such person to the effect that he has been determined to be a Disqualified Person.
        157.6.3 With effect from the expiration of such period as the Directors shall specify in the notice under Article 157.6.2 above (not being longer than 30 days from the date of service of such notice) the said person and, if different, the holder or holders of the shares owned or controlled by such person (to the extent that such holder or holders is/are not able to prove to the satisfaction of the Directors that shares registered in his/their name(s) are not owned or controlled by such person) shall not be entitled to receive notice of, or to attend or vote at, any General Meeting of the Company or any meeting of the holders of any class of shares.
        157.6.4 Any member who has pursuant to Article 157.3.1 above been served with a further notice by the Directors requiring him to furnish the Directors with information and evidence or further information or evidence within 14 days after the service of such further notice shall not, with effect from the expiration of such period and until information or evidence is furnished to the satisfaction of the Directors, be entitled to receive notice of, or to attend or vote at, any General Meeting of the Company or meeting of the holders of any class of shares other than in respect of such of the shares held by such member as are shares in respect of which it shall have been established to the satisfaction of the Directors that they are not shares in which a Disqualified Person has an interest or shares in respect of which the Directors may require a disposal pursuant to the provisions of Article 157.4 above.
        157.7 No person shall be capable of being appointed or continuing as a Director if, in the opinion of the Directors, his directorship of the Company may result in the loss, or the failure to secure the reinstatement, of any licence or franchise from any United States governmental agency held by Six Continents Hotels Inc. or any subsidiary thereof to conduct any portion of the business of Six Continents Hotels Inc. or any subsidiary thereof.